CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-55390) of the National
Gas & Oil Company Salary Deferral Plan of our report dated May 19, 1995 appearing on page 6 of this Form 11-K.



PRICE WATERHOUSE LLP

Houston, Texas
June 1, 1995